UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Ramtron International Corporation
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RAMTRON INTERNATIONAL CORPORATION

1850 RAMTRON DRIVE

COLORADO SPRINGS, COLORADO 80921

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	Tuesday, June 7, 2011

TIME:	10:30 a.m. local time

PLACE:	The Residence Inn by Marriott 9805 Federal Drive Colorado Springs, CO 80921

ITEMS OF BUSINESS:	1. Elect six directors to serve on the Company’s Board of Directors for a one-year term ending at the next year’s Annual Meeting.

2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors of the Company for the fiscal year ending December 31, 2011.

3. To transact other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

RECORD DATE:	Only stockholders of record at the close of business on April 11, 2011, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

PROXY VOTING:	All stockholders are cordially invited to attend the Annual Meeting in person. Whether you own a few or many shares of stock and whether or not you expect to attend the Annual Meeting in person, it is important that your shares be voted to ensure your representation and the presence of a quorum at the Annual Meeting. To assure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the proxy card, (2) by telephone by calling the toll-free number as instructed on the proxy card or (3) by mail by completing, signing, dating and returning the proxy card in accordance with its instructions. If you vote in advance of the Annual Meeting using the Internet, telephone or proxy card, you may still vote in person if you attend the Annual Meeting of Stockholders.

By Order of the Board of Directors

Eric A. Balzer
Secretary Colorado Springs, Colorado

April 21, 2011

RAMTRON INTERNATIONAL CORPORATION

1850 RAMTRON DRIVE

COLORADO SPRINGS, COLORADO 80921

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Your proxy is solicited by and on behalf of the Board of Directors of Ramtron International Corporation, a Delaware corporation, referred to as “us,” “we,” or the “Company” in this proxy statement, for use at the Annual Meeting of Stockholders to be held on June 7, 2011, at 10:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at The Residence Inn by Marriott, 9805 Federal Drive, Colorado Springs, Colorado 80921.

You will receive a Notice of Internet Availability of Proxy Materials from either our transfer agent or from your bank, broker or other nominee, as applicable. The Notice of Internet Availability of Proxy Materials, this proxy statement and the Annual Report on Form 10-K for 2010 will be available on or about April 21, 2011 at www.edocumentview.com/RMTR. Additionally, a proxy card will be mailed to all registered stockholders and requests for voting instructions will be mailed to beneficial stockholders entitled to vote at the Annual Meeting. The Annual Report on Form 10-K for 2010 includes financial statements, but excludes exhibits, as filed with the Securities and Exchange Commission, or the SEC. Our Annual Report on Form 10-K, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at http://www.sec.gov, as soon as practicable after filing. We will send free hard copies of our proxy statement and Annual Report on Form 10-K within one business day of the Company receiving a request. Send such requests to Ramtron International Corporation, Investor Relations, 1850 Ramtron Drive, Colorado Springs, Colorado 80921, or call toll free 1-800-545-3726.

VOTING AND PROXIES

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and the committees of our Board of Directors, the compensation of directors and our executive officers for fiscal year 2010, and other required information.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	The election of six directors to our Board of Directors. The names of the nominees to be presented for election are: William G. Howard, Jr., Eric A. Balzer, William L. George, Jack L. Saltich, Theodore J. Coburn, and Eric Kuo.

2.	The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors of the Company for the fiscal year ending December 31, 2011.

We are not aware of any business, other than as described in this proxy statement, to be presented for stockholder action at the Annual Meeting. However, we will consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. See “What happens if additional matters are presented at the Annual Meeting?” below.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to act upon the matters outlined in the Notice of Meeting and described in this proxy statement, including the election of directors and ratification of the appointment of our independent auditors for the fiscal year ending December 31, 2011. In addition, management will respond to questions from stockholders.

Who is entitled to vote?

Only holders of record of shares of the Company’s common stock at the close of business on April 11, 2011, the record date, are entitled to vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting. 28,150,270 shares of common stock were outstanding as of the close of business on the record date. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s corporate headquarters for any purpose germane to the Annual Meeting during ordinary business hours for ten (10) days prior to the Annual Meeting.

What are the voting rights of the holders of the Company’s common stock?

Each outstanding share of the Company’s common stock is entitled to one vote for each matter. Stockholders have no cumulative voting rights or rights of appraisal.

How can I vote my shares?

Stockholders may vote shares using any of the following methods:

Voting by Proxy Cards	A registered stockholder may vote shares until voting is completed at the Annual Meeting by returning a duly completed and executed proxy card to Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado 80921, Attention: Secretary. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted FOR the director nominees listed on the proxy card, and FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hoffman, PC as the Company’s independent auditor for the fiscal year ending December 31, 2011.

Voting by Telephone or Internet	A registered stockholder may vote shares until 11:59 p.m. MDT on June 6, 2011 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his or her vote is recorded immediately. Beneficial holders of common stock may direct the voting of their shares in accordance with materials forwarded by the bank, brokerage, or other nominee holder as the case may be.

Voting by Attending the Annual Meeting	A stockholder may vote shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any prior votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the Annual Meeting, he or she must obtain a proxy issued in his or her name from the record holder in accordance with the materials and instructions for voting provided by his or her broker, bank or other nominee.

Voting by “Street Name” Stockholders	If stockholders hold shares in “street name,” which means shares are held in the name of a broker, bank or other nominee, then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker, bank or other nominee. If “street name” stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker, bank or other nominee in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his or her broker, bank or other nominee. If a “street name” stockholder does not vote by proxy or otherwise give voting instructions to their broker, bank or other nominee, such shares will not be voted by the broker, bank or other nominee for the election of directors at the Annual Meeting.

Changing Votes	A stockholder may change his or her vote at any time before it is voted at the Annual Meeting by (i) delivering a proxy revocation or another duly executed proxy, bearing a later date, to Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado 80921, Attention: Secretary), (ii) voting again by telephone or Internet in the manner described above or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. “Street name” stockholders who want to revoke or change their votes after returning voting instructions to their broker, bank or other nominee, may do so in accordance with the materials and instructions provided by their broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to all of or one or more of the nominees.

For the vote of ratification in the appointment of our independent auditors, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board and “FOR” the ratification of the independent auditors).

What is the voting requirement to approve each of the proposals?

In the election of directors, the six persons receiving a plurality of the votes cast in their favor at the Annual Meeting will be elected. Ratification of the independent auditors requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers generally may only vote shares without instructions from the beneficial holder, called “broker non-votes,” on routine matters scheduled to be acted upon at the Annual Meeting. The proposal to ratify the selection of the independent auditors is the only routine matter scheduled to come before this year’s Annual Meeting. Broker non-votes will be counted as present in determining whether we have a quorum but will have no effect on the votes required to elect directors or the ratification of the selection of the independent auditors.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in the aggregate voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the conduction of business by the Company at the meeting. As of the record date, 28,150,270 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 14,075,136 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

What happens if additional matters are presented at the Annual Meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy-holders, Gery E. Richards and Eric A. Balzer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director at the time of the meeting, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company is making this solicitation and will pay the entire cost of the proxy materials and soliciting votes. The Company may determine it is necessary to engage a proxy soliciting firm for the purpose of soliciting proxies for items to be voted upon. The Company may engage a proxy soliciting firm prior to the meeting at its expense. Any such firm engaged would be paid customary fees for their services. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting, and we will publish final results in a Current Report on Form 8-K following the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company, which are intended to be presented by such stockholders at the next Annual Meeting of Stockholders of the Company to be held after the 2011 Annual Meeting, must be received by the Company no later than December 23, 2011 in order that they may be included in the proxy statement and form of proxy relating to the 2012 Annual Meeting. It is recommended that stockholders submitting proposals to direct them to the Secretary of the Company at 1850 Ramtron Drive, Colorado Springs, Colorado 80921 by certified mail return receipt requested, in order to ensure timely delivery. No such proposals were received with respect to the Annual Meeting scheduled for June 7, 2011.

PROPOSAL 1 - ELECTION OF DIRECTORS

Director Nominees

A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the six nominees named below, all of whom are currently directors of the Company. It is not expected that any nominee will be unable or will decline to serve as a director. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then members of the Board of Directors to fill the vacancy. The term of office of each person elected as a director at the Annual Meeting will continue until the next Annual Meeting of Stockholders and such time as his successor is duly elected and qualified or until his earlier resignation, removal or death.

The names of the nominees, who constitute all of the current directors, and certain information about them, are set forth below:

Name	Age	Position(s) with the Company
William G. Howard, Jr.(1)(2)(3)	69	Chairman of the Board
William L. George(1) (2)(3)	68	Director, Chairman of the Nominating and Governance Committee
Jack L. Saltich(1)(2)	67	Director, Chairman of the Compensation Committee
Theodore J. Coburn(1)(3)	57	Director, Chairman of the Audit Committee
Eric Kuo(1) (2)	59	Director
Eric A. Balzer	62	Director, Chief Executive Officer, Chief Financial Officer and Corporate Secretary

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee

Dr. William G. Howard has served as a director of the Company since July 1994. Since September 1990, Dr. Howard has been an independent engineering consultant to various entities, including SEMATECH, the Semiconductor Industry Association and Dow Corning. Dr. Howard is a member of the National Academy of Engineering and a fellow of the Institute of Electrical Engineers and of the American Association for the Advancement of Science. Dr. Howard has served on many boards of directors of both public and private companies and is currently a director of Xilinx, Inc. (XLNX), a public company that manufactures integrated circuits and Sandia National Laboratories, a private company that is a multi-program engineering and science laboratory operated by Sandia Corporation, a Lockheed Martin Company. He has served on audit, compensation, and governance committees of several companies. Dr. Howard’s technology, business expertise, and diversified background of managing and serving on the boards of directors of public and private technology-based companies, give him the qualifications and skills to serve as Chairman of the Board of Directors of the Company. For these reasons, in addition to his past service as a director and Chairman of the Board of the Company and his status as an independent director, Dr. Howard is eminently qualified to serve an additional term as director on our board.

Dr. William L. George became a director of the Company in August 2005. From July 2007 until his retirement in September 2008, Dr. George served as executive vice president, manufacturing services, of ON Semiconductor, a supplier of performance power solutions. From August 1999 until June 2007, Dr. George served as executive vice president of operations for ON Semiconductor. Dr. George received a B.S. degree in metallurgical engineering from the University of Oklahoma and a Ph.D. in Materials Science from Purdue University. Dr. George is a director of Silicon Image, Inc. (SIMG), a public company that designs and develops mixed-signal integrated circuits, and is a director of Power Integrations, Inc. (POWI), a public company that is a supplier of high voltage analog circuits for power management in line driven applications. Dr. George serves on the compensation committee of both Silicon Image and Power Integrations, and chairs the nominating and governance committee of Silicon Image. Dr. George’s operations and manufacturing expertise, including 30 years of managing and serving on the boards of directors of public technology-based and semiconductor manufacturing companies, gives him the qualifications and skills to serve as a director of our Company. For these reasons, in addition to his past service as a director of the Company and his status as an independent director, Dr. George is fully qualified to serve an additional term as director on our board.

Mr. Jack L. Saltich has been a member of our Board of Directors since August 2005. Mr. Saltich is a retired executive with over 30 years of experience. From July 1999 until his retirement in August 2005, he was president and chief executive officer of Three Five Systems Inc., a technology company specializing in the design, development, and manufacturing of custom LCD displays and display systems. Prior to his tenure at Three Five Systems, he held senior leadership positions in the semiconductor industry at Motorola, VLSI, AMCC and AMD. Mr. Saltich also serves on the board of directors of three other public companies, Immersion Corporation (IMMR), Leadis Technology (LDIS), and Atmel Corporation (ATML), and is Chairman of Vitex Systems Inc., a private company. Mr. Saltich is Chairman of the Compensation Committee at Atmel and Immersion and in addition serves on the Audit Committee at each company and as Chairman of the Board at Immersion. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. Mr. Saltich has extensive audit and compensation committee experience. Mr. Saltich received both Bachelor and Master degrees in electrical engineering from the University of Illinois. Mr. Saltich’s experience in technology development, operations, manufacturing, and financial management, as well as his background in serving on the boards of directors of public and private technology-based companies, gives him the qualifications and skills to serve as a director of our Company. For these reasons, in addition to his past service as a director of the Company and his status as an independent director, Mr. Saltich is fully qualified to serve an additional term as director on our board.

Mr. Theodore J. Coburn joined the Company as a director in September 2005. From August 1991 to December of 2009, Mr. Coburn served as president of the Coburn Capital Group, a boutique investment bank based in New York City. Since January 2010, Mr. Coburn has served as a partner of Coburn Greenberg Partners LLC, a strategic advisory and investment banking firm. He serves as trustee of the Allianz Global Investors Mutual Fund Complex. From January 2007 to November 2008, Mr. Coburn served as executive vice president of Nations Academy, a private education management company. From March 2006 to January 2007, Mr. Coburn was executive vice president of Edison Schools Inc., a private educational management company. Mr. Coburn received a B.S. degree in economics and finance from the University of Virginia; an M.B.A. degree from Columbia’s Graduate School of Business; and a Masters of Divinity degree, a Master’s degree in education, and a Certificate of Advanced Studies in Cognitive Development from Harvard University. Mr. Coburn’s financial and investment management expertise and diversified background of managing and serving on the boards of directors of private companies, together with his experience in managing financial affairs of complex institutions and insight into U.S. financial markets, give him the qualifications and skills to serve as a director of our Company. For these reasons, in addition to his past service as a director of the Company and his status as an independent director, Mr. Coburn is fully qualified to serve an additional term as director on our board.

In October 2004, Mr. Coburn, in his capacity as an independent trustee of the Allianz Funds (a mutual fund family), was named as a defendant along with the investment advisers, distributor, other trustees, officers and other affiliates of the Funds in a consolidated class action pending in the federal district court in Connecticut. The lawsuit involved class and derivative claims, and it was based on allegations that the investment advisers and other service providers were involved in improper revenue sharing arrangements relating to the Funds. The plaintiffs seek, among other things, unspecified compensatory damages plus interest as well as punitive damages.

Mr. Eric Kuo joined us as a director in March 2008. From April 2003 until his retirement in December 2007, he served as president and managing director of Fairchild Semiconductor (HK) Ltd., the Asia/Pacific arm of Fairchild Semiconductor (FCS), a public company that provides high performance semiconductors that optimize energy for various product applications. In that capacity, Mr. Kuo was responsible for defining and implementing the region’s strategic business plan and execution for Fairchild Semiconductor’s Asia Pacific investments, acquisitions, divestitures and joint ventures. From January 2009 to December 2009, Mr. Kuo served as senior vice president of worldwide sales of Alpha and Omega Semiconductor (AOSL), a public company engaged in power management semiconductor products. Mr. Kuo holds both a BSc in Management from National Chung Hsin University in Taiwan and an MBA from Golden Gate University in San Francisco. Mr. Kuo’s operations and sales and marketing expertise, as well as his extensive experience in sales management and relationship development in the Asia/Pacific region which is particularly relevant due to the Company’s global sales, foreign manufacturing and assembly of products, gives him the qualifications and skills to serve as a director of our Company. For these reasons, in addition to his past service as a director of the Company and his status as an independent director, Mr. Kuo is fully qualified to serve an additional term as director on our board.

Mr. Eric A. Balzer was named our chief executive officer in January 2011 and has been our chief financial officer since October 2004. Mr. Balzer has served as one of our directors since September 1998. From November 1999 until October 2004, Mr. Balzer was a retired executive. Prior to his retirement, he spent nearly 10 years as senior vice president of operations for Advanced Energy Industries, a manufacturer of power conversion devices for the semiconductor equipment industry. In that role, Mr. Balzer was instrumental in building a more than $450 million company in 10 years. At Advanced Energy he successfully managed the introduction of new products, a high growth rate, expansion into new market areas, and the implementation of robust processes, systems and quality programs. Mr. Balzer is a director of Constar International, Inc. (CNPN.PK), a public company that supplies PET (polyethylene terephthalate) plastic containers for conventional PET applications, primarily designed and manufactured for soft drinks and water. Until August 2010, Mr. Balzer served as a director for Capterra Financial Group, Inc. (CPTA), formerly known as Across America Real Estate Development, which is a public company that is involved in real estate development. Mr. Balzer has served on both the compensation committee and audit committee of various public and private companies and currently serves on the compensation committee of Constar International, Inc. Mr. Balzer holds a Bachelor of Science degree in finance from the University of Colorado. Mr. Balzer’s financial and operational expertise, and diversified background of managing and serving on the boards of directors of private and public companies, give him the qualifications and skills to serve as a director of our Company. For these reasons, in addition to his past service as a director and chief financial officer of the Company, Mr. Balzer is fully qualified to serve an additional term as director on our board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF

THE NOMINEES NAMED ABOVE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors currently consists of six directors. The Board of Directors held a total of nine meetings during 2010. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during 2010. All committee members attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board of Directors on which he served during 2010. While we do not have a formal policy regarding the attendance of directors at the Annual Meeting of Stockholders, all directors are encouraged to attend. One non-employee director and both employee directors of the Board of Directors attended last year’s Annual Meeting of Stockholders.

The Board of Directors consists of a majority of “independent directors” as such term is defined in The Nasdaq Stock Market’s Marketplace Rules. Pursuant to The Nasdaq Stock Market, LLC (“NASDAQ”) listing standards, an “independent director” is a person other than an officer or employee of a parent corporation or its subsidiaries or any other individual having a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing standards specify the criteria by which the independence of our directors should be determined.

In accordance with applicable provisions of the NASDAQ listing standards and SEC rules and regulations, our Board of Directors undertook its annual review of the independence of its directors and considered whether there were any transactions or relationships between each director, director nominee or any member of their immediate family and us that would interfere with his exercise of independent judgment. The Board of Directors has determined that Dr. William G. Howard, Jr., Dr. William L. George, Mr. Jack L. Saltich, Mr. Theodore J. Coburn

and Mr. Eric Kuo are independent directors in accordance with the listing requirements of NASDAQ. In making this determination, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to us.

The National Electrical Benefit Fund (the “Fund”), which as of April 11, 2011 beneficially held 5.8% of our outstanding common stock, is entitled to designate one member of our Board of Directors as long as the Fund owns shares of our common stock equal to or greater than five percent (5%) of our outstanding common stock. At this time, the Fund has not designated an individual to serve as a director on our Board.

The three standing committees of the Board are the Audit Committee, Compensation Committee and the Nominating and Governance Committee. The Board has appointed only independent directors to the Audit, Compensation and Nominating and Governance Committees. Our Board of Directors, the Audit Committee, Compensation Committee and Nominating and Governance Committee periodically hold meetings of only the independent directors or committee members without management present.

Audit Committee

The members of the Audit Committee during 2010 were Committee Chairman Mr. Coburn, Dr. Howard, and Mr. Saltich. There were five meetings of the Audit Committee during 2010. The Audit Committee is responsible for:

•	Appointing, approving the fees of and assessing the independence of our independent registered public accounting firm;

•

Overseeing the work of our independent registered public accounting firm, including through receipt of reports from the independent registered public accounting firm and information received in respect to other non-audit related services that the auditors may be asked to perform;

•	Reviewing and discussing our annual audited financial statements and related disclosures with management and the independent registered public accounting firm;

•	Reviewing our quarterly unaudited financial statements;

•	Coordinating oversight of our internal controls over financial reporting, disclosure controls and procedures and code of conduct;

•	Overseeing our internal audit functions;

•	Establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	Meeting independently with our independent registered public accounting firm;

•	Reviewing any related party transactions; and

•	Preparing the required Audit Committee report, which is provided on page 26 of this proxy statement.

Each Audit Committee member is considered “independent” under the NASDAQ listing standards and Securities and Exchange Commission regulations. The Board of Directors determined that based on the credentials of Mr. Theodore J. Coburn, the Chairman of the Audit Committee, Mr. Coburn qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations.

The Audit Committee operates under a written charter, which is available on our website at www.ramtron.com. This material is also available in print to any stockholder who requests it in writing by contacting our Corporate Secretary at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

Compensation Committee

The Compensation Committee develops compensation policies and implements compensation programs, makes recommendations annually concerning salaries and incentive compensation, awards stock options and restricted stock to officers and employees under our stock incentive plans and otherwise recommends compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. Compensation for our named executive officers each year is usually determined prior to the first quarter of the relevant year. When determining recommendations for annual compensation levels and targets, the Compensation Committee considers competitive market data and establishes compensation based on these factors or in the case of our named executive officers, makes recommendations to our Board of Directors, who then act as a whole to set compensation based on these factors. The values of each component of total direct compensation (base salary, annual variable compensation and equity awards) for the current year, as well as total annual compensation for the prior year (including equity holdings, potential change of control payments and vested benefits) are all considered collectively by our Compensation Committee as part of this process.

Our Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist our Compensation Committee in determining the compensation of our executive officers. Our Compensation Committee may, from time to time, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee so long as such subcommittee consists of at least two members of the Compensation Committee. The Compensation Committee holds executive sessions (with no members of management present) at the majority of its meetings.

The Compensation Committee is currently composed of Committee Chairman Mr. Saltich, Dr. Howard, Dr. George, and Mr. Kuo, each of whom is independent under the NASDAQ listing standards. The Compensation Committee met five times during 2010.

The Compensation Committee operates under a written charter, which is available on our website at www.ramtron.com. This material is also available in print to any stockholder who requests it in writing by contacting our Corporate Secretary at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

Nominating and Governance Committee

The members of the Nominating and Governance Committee during 2010 were Committee Chairman Dr. George, Dr. Howard and Mr. Coburn. The Nominating and Governance Committee did not meet in 2010. The Committee Chairman raised and discussed matters within the Nominating and Governance Committee’s jurisdiction in meetings of the Board of Directors. The Nominating and Governance Committee is responsible for:

•	The development of and participation in a process for ongoing review of corporate governance issues of the Company and recommending corporate governance principles to the Board of Directors;

•

The establishment of the criteria for board membership, including the size and structure of our Board and Board Committees, and evaluating and considering potential candidates, including those suggested by our stockholders;

•	Reviewing, discussing and assessing the performance of our Board and its committees and making recommendations for improvement of performance; and

•	The periodic review and assessment of non-employee director compensation for service on the Board and its committees and recommending any changes in compensation considered appropriate.

The Nominating and Governance Committee operates under a written charter, which is available on our website at www.ramtron.com. This material is also available in print to any stockholder who requests it in writing by contacting our Corporate Secretary at 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

Nomination of Directors

The Board of Directors is responsible for approving candidates for Board membership and has delegated the process of screening and recruiting potential director nominees to the Nominating and Governance Committee in consultation with the Chairman of the Board and Chief Executive Officer. The Nominating and Governance Committee seeks candidates who have a reputation for integrity, honesty, and adherence to high ethical standards and who have demonstrated business intelligence, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. While we do not have a formal diversity policy, the Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for Board membership. The Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race, gender or national origin. When the Committee reviews a candidate for Board membership, the Committee looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then current composition of the Board. The aim is to assemble a Board that provides a wide range of experience, knowledge and abilities that assist the Board in fulfilling its responsibilities. The members of the Board hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. The majority of our directors has the additional experience of serving on boards of directors or board committees of other public or private companies and has an understanding of corporate governance practices and trends.

The Nominating and Governance Committee receives suggestions for new directors from a number of sources, including Board members. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for an open director position.

Nominating Procedures

Although the Nominating and Governance Committee does not have a formal policy at this time, a stockholder desiring to propose a candidate for our Board of Directors to be considered by our Nominating and Governance Committee should submit a written recommendation, together with biographical information concerning the individual candidate, to the Chairman of our Nominating and Governance Committee at Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, CO 80921. While recommendations may be submitted for consideration at any time, we request that recommendations be received prior to December 23 in any year for consideration with the nomination and election of directors at our next annual meeting of stockholders. Once the Committee has identified a prospective nominee, including candidates proposed by stockholders, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as our Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation and others. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of our board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with our Board Chairman and other Board members as appropriate, that additional consideration is warranted, the Committee will then evaluate the prospective nominee against the certain standards and qualifications, including:

•	Except as noted below, the director candidate must be independent in accordance with Rule 5605(a)(2) of the NASDAQ listing standards.

•

Our Board of Directors will consider appointing a limited number of individuals who are not independent to serve as directors. We currently have, and historically have had, directors who are or were not independent in accordance with Rule 5605(a)(2) of the NASDAQ listing standards. These individuals will be considered based on the items listed below in addition to the individual’s ability to maintain an appropriate level of management service on our board of directors.

•

The candidate should have business experience that includes leading or occupying a senior position in the operations of a significant business or occupying a senior executive or advisory position in business strategy, operations, technology and manufacturing. While not required, experience with companies engaged in the manufacturing or marketing of semiconductor products is preferred.

•	The candidate must have prior board experience. While public company board experience is not required, it is highly preferred.

•

The candidate must have an excellent business and personal reputation for accomplishment and integrity. We prefer that our candidates have personal characteristics that include a deliberative style and being a good listener, articulate, direct, to the point, and able to accept/respect other board members’ opinions, as well as perseverance and trustworthiness in carrying out the duties of our directors.

•	The candidate must have personal and business references from people upon whose recommendations our Nominating and Governance Committee can rely.

•

Candidates must be able to commit adequate time to our board of directors and our committees to attend at least 75% of board and committee meetings in person and to be a significant contributor to each. At a minimum, this means, on average, not less than one full day every month for ordinary matters, a full day for regularly scheduled quarterly meetings and occasional unscheduled hours of accessibility.

•

Our Board of Directors will also consider, in its choice of candidates, the need for specific expertise needed for service with its various committees such as the nominating and governance, compensation and audit committees. Such expertise would include experience serving on such committees on other boards of directors or specific experience with the substantive responsibilities of those committees.

•

Our Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of our board’s committees, expertise, diversity and the evaluations of other prospective nominees. The committee does not have a separate policy with respect to its consideration of each of these relevant factors but deems them collectively as valuable criteria in the nominating process.

In connection with the evaluation of prospective nominees, our Nominating and Governance Committee determines whether to interview the prospective nominee. If warranted, one or more members of our Nominating and Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full board as to the persons who should be nominated by our Board, and our Board determines the nominees after considering the recommendation and report of our Nominating and Governance Committee. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

In addition to evaluating nominees to fill vacancies, the Nominating and Governance Committee annually reviews incumbent directors whose terms are expiring. The Nominating and Governance Committee solicits feedback from members of the Board and members of management in making its recommendations regarding board nominees, whether they be incumbent directors or new nominees.

With regard to the 2012 Annual Meeting of Stockholders, any stockholder director nominee submissions must be received by the Corporate Secretary no later than the date by which stockholder proposals for such Annual Meeting must be received as described above under the heading “Deadline for Receipt of Stockholder Proposals.”

BOARD’S LEADERSHIP STRUCTURE AND ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

Board Chairman and CEO Roles

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interest of the Company and its stockholders.

Currently, Mr. Eric Balzer serves as a Director and our CEO and is responsible for the strategic direction of the Company, the day-to-day leadership and performance of the Company. Dr. William Howard serves as our Chairman of the Board and provides guidance to the CEO, sets the agenda for Board meetings and, if present, presides over all meetings of the Board and of the stockholders. At this time, the Company believes that the separation of these positions provides a more effective monitoring and objective evaluation of the CEO’s performance. This separation allows the Company to take advantage of Dr. Howard’s skills and experience, which includes over 42 years of service in the semiconductor industry, prior director membership and chairman service of public companies, and diversified financial and business expertise. The division of the CEO and Chairman of the Board positions also strengthens the Board’s independent oversight of the Company’s performance and governance standards.

Determination that Current Board Leadership Structure is Appropriate

The Board has determined that the current board leadership structure is appropriate for the Company for the following reasons:

•

There is strong evidence that the Board is acting independently. With the exception of Mr. Balzer, each of the directors is independent and the independent directors provide effective oversight of management.

•	The Board has open discussion and thoughtful deliberations, especially in the evaluation of risk and in support of sound decision making.

•	The non-employee directors meet regularly in executive sessions to discuss issues regarding the Company.

Board’s Role in the Oversight of Risk Management

Management of the Company has primary responsibility for identifying, evaluating and managing the various risks the Company faces. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks to the Company are identified and managed appropriately. Management considers the major risks that the Company faces to be in the areas of strategy, operations, finances and compliance. The Board and its committees regularly review management’s identification and handling of those principal areas of risk, in discussions with the Company’s senior executives throughout the year and in an annual meeting devoted to strategy and operations. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management is undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. For example, the Audit Committee performs a central oversight role with respect to financial and compliance risks and reports on its findings at each regularly scheduled meeting of the Board after meeting with executive management and the Company’s independent auditors. The Compensation Committee considers risks faced by management and management’s performance in handling those risks in connection with its design of compensation programs for our executives. The Audit Committee and Compensation Committee regularly report to the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has implemented a process by which our stockholders may send written communications to the Chairman or to the Board’s attention. Any stockholder may communicate with members of the Board of

Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Ramtron International Corporation, Attn: Chairman of the Board, 1850 Ramtron Drive, Colorado Springs, Colorado 80921. This information is also available on the Company’s website at www.ramtron.com. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the Chairman, the full Board, or the individual Board member(s) specifically addressed in the communication.

CODE OF CONDUCT

Our Code of Conduct, which applies to all employees, including all executive officers and directors, is posted to our website at www.ramtron.com. Any material changes to the Code of Conduct will also be disclosed on our website. Any waivers of the Code of Conduct for our executive officers, directors or senior financial officers must be approved by our Audit Committee and those waivers, if any, would be disclosed on our website under the caption, “Exceptions to the Code of Conduct.” There have been no waivers to the Code of Conduct.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers and their ages are as follows:

Name	Age	Position(s) with the Company
Eric A. Balzer	62	Director, Chief Executive Officer, Chief Financial Officer and Corporate Secretary
Michael D. Hollabaugh	61	Executive Vice President and Chief Marketing Officer

Officers are appointed by and serve at the discretion of the Board of Directors. For information concerning Mr. Balzer, see “Director Nominees” above.

Mr. Hollabaugh joined the Company in May 2003 as Vice President Worldwide Sales and became Sr. Vice President of Sales and Marketing in April 2006. Mr. Hollabaugh was appointed Executive Vice President and Chief Marketing Officer in December 2010. Mr. Hollabaugh has more than 35 years of high-technology experience, including product development, marketing, sales, and executive management. From August 1998 to February 2001, Mr. Hollabaugh was vice president of Fairchild Semiconductor’s mixed-signal business, where he was responsible for leading the design and manufacturing of high-speed mixed signal integrated circuits. Prior to his employment at Fairchild, Mr. Hollabaugh was vice president of sales and marketing for Valor Electronics and Trident Microsystems, as well as vice president of business and product development at Applied Micro Circuits Corporation. Mr. Hollabaugh holds two Bachelor of Science degrees in Electrical Engineering and Industrial Technology from California Polytechnic State University.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 11, 2011 by: (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all directors and executive officers as a group.

Name and Address Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Percent of Class (3)
National Electrical Benefit Fund 1125 15th Street, N.W., Room 912 Washington, D.C. 20005	1,638,680	(5)	5.8%
William W. Staunton, III (4)	1,011,833	(6)	3.5
Eric A. Balzer	834,964	(7)	2.9
William G. Howard, Jr.	476,754	(8)	1.7
Michael D. Hollabaugh	398,001	(9)	1.4
Jack L. Saltich	206,754	(10)	*
William L. George	181,754	(11)	*
Theodore J. Coburn	181,754	(12)	*
Eric Kuo	61,428	(13)	*
All directors and executive officers as a group (8 persons)	3,353,242	(14)	10.9

*	Less than one percent

(1)	For directors and officers, the address is c/o Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado 80921.
(2)	Such persons or entities have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws where applicable, except as otherwise indicated in the information contained in these footnotes.
(3)	Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares of common stock issuable upon the exercise of warrants or stock options held by each person or entity set forth in the table which are currently or become exercisable within 60 days are included in the number of shares of common stock outstanding for purposes of determining the percentage ownership of such person or entity.
(4)	Mr. Staunton resigned from his positions as Chief Executive Officer and a director of the Company in January 2011.
(5)	Includes 1,638,680 shares of common stock owned by the National Electrical Benefit Fund (the “Fund”). The trustees of the Fund share voting and dispositive powers as to such shares.
(6)	Includes: (i) 198,983 shares of common stock owned directly; and (ii) 812,850 shares of common stock issuable to Mr. Staunton upon exercise of options that are vested and exercisable within 60 days from April 11, 2011. In accordance with the Company’s Amended and Restated 2005 Incentive Award Plan, these options will expire ninety (90) days after Mr. Staunton’s termination date of January 24, 2011, or on April 24, 2011.
(7)	Includes: (i) 175,860 shares of common stock owned directly; (ii) 525,938 shares of common stock issuable to Mr. Balzer upon exercise of options that are vested and exercisable within 60 days from April 11, 2011; (iii) 21,500 shares of restricted stock with a service condition and a vesting date of December 8, 2011; (iv) 11,666 shares of restricted stock with a service condition and a vesting period of two equal annual installments on January 15, 2012 and January 15, 2013; and (v) 100,000 shares of restricted stock with a service condition and a vesting date of February 15, 2012.

(8)	Includes: (i) 36,754 shares of common stock owned directly; and (ii) 440,000 shares of common stock issuable to Dr. Howard upon exercise of options that are vested and exercisable within 60 days from April 11, 2011.
(9)	Includes: (i) 35,710 shares of common stock owned directly; (ii) 271,125 shares of common stock issuable to Mr. Hollabaugh upon exercise of options that are vested and exercisable within 60 days from April 11, 2011; (iii) 7,500 shares of restricted stock with a service condition and a vesting date of December 8, 2011; (iv) 8,666 shares of restricted stock with a service condition and a vesting period of two equal annual installments on January 15, 2012 and January 15, 2013; and (v) 75,000 shares of restricted stock with a service condition and a vesting date of February 15, 2012.
(10)	Includes: (i) 11,754 shares of common stock owned directly; (ii) 25,000 shares held in the Saltich Trust Dated 12/17/1991, of which Mr. Saltich serves as trustee; and (iii) 170,000 shares of common stock issuable to Mr. Saltich upon exercise of options that are vested and exercisable within 60 days from April 11, 2011.
(11)	Includes: (i) 11,754 shares of common stock owned directly; and (ii) 170,000 shares of common stock issuable to Dr. George upon exercise of options that are vested and exercisable within 60 days from April 11, 2011.
(12)	Includes: (i) 11,754 shares of common stock owned directly; and (ii) 170,000 shares of common stock issuable to Mr. Coburn upon exercise of options that are vested and exercisable within 60 days from April 11, 2011.
(13)	Includes: (i) 21,428 shares of common stock owned directly; and (ii) 40,000 shares of common stock issuable to Mr. Kuo upon exercise of options that are vested and exercisable within 60 days from April 11, 2011.
(14)	Includes: (i) 528,997 shares of common stock owned directly; (ii) 2,599,913 shares of common stock issuable upon exercise of options that are vested and exercisable within 60 days from April 11, 2011; and (iii) 224,332 shares of restricted stock with a service condition and vesting periods of one to three years.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2010, relating to equity compensation plans of the Company pursuant to which common stock are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,586,301	$2.89	1,377,821
Equity compensation plans not approved by security holders(2)	172,189	$3.23	—

Total	5,758,490	$2.90	1,377,821

(1)

Includes outstanding options granted under the Company’s 1995 Stock Option Plan, as amended (the “1995 Plan”), and the Amended and Restated 2005 Incentive Award Plan (the “2005 Plan”), collectively, the “Plans.”

The exercise price of all non-qualified stock options must be equal to at least 100% of the fair market value of the common stock on the date of grant and the maximum term of each grant is ten years. The options granted under the Plans become exercisable in full or in installments pursuant to the terms of each grant. The 1995 Plan has expired; directors and all employees of the Company, including officers, are eligible to participate in the 2005 Plan.

(2)	On August 17, 1999, our Board of Directors adopted the 1999 Stock Option Plan, as amended, under which a total of 700,000 shares of the Company’s common stock were authorized for issuance pursuant to the exercise of stock options granted thereunder. The exercise price of all non-qualified stock options must be equal to at least 100% of the fair market value of the common stock on the date of grant and the maximum term of each grant is ten years. Options granted become exercisable in full or in installments pursuant to the terms of each grant. Directors and executive officers of the Company are not eligible to participate in the 1999 Stock Option Plan, as amended. The 1999 Stock Option Plan expired on August 17, 2009.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

2010 Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to our former Chief Executive Officer, our current Chief Executive Officer and Chief Financial Officer, and our Chief Marketing Officer (who we refer to as our named executive officers), during the fiscal years ended December 31, 2010 and 2009.

Name and Principal Position	Year	Salary ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
William W. Staunton Former Chief Executive Officer *	2010 2009	408,000 367,200		63,040 —	185,074 —	— —	8,675 30,000	(3) (4)	664,789 397,200
Eric A. Balzer Chief Executive Officer and Chief Financial Officer **	2010 2009	306,600 275,940		34,475 —	106,293 —	152,833 —	4,986 7,991	(5) (6)	605,187 283,931
Michael D. Hollabaugh Executive VP and Chief Marketing Officer (7)	2010	416,670	(8)	25,610	74,405	—	18,238	(9)	534,923

*	Mr. Staunton resigned as our Chief Executive Officer effective January 24, 2011.
**	Mr. Balzer was our Chief Financial Officer during 2009 and 2010, and was appointed Chief Executive Officer in January 2011.
(1)	These columns reflect the aggregate grant date fair value in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of these equity awards.
(2)	Reflects the cash awards earned by the named executive officers under our annual incentive program.
(3)	Includes $5,000 for housing allowance, which was discontinued effective March 1, 2010, and $3,675 for

401(k) plan company contributions.
(4)	Includes $30,000 for housing allowance in 2009. Effective March 1, 2010, the housing allowance paid to Mr. Staunton was discontinued.
(5)	Includes $1,311 for reimbursement of travel expenses to and from our corporate headquarters, which was discontinued effective March 1, 2010, and $3,675 for 401(k) plan company contributions.
(6)	Includes $7,991 for travel to and from our corporate headquarters. Mr. Balzer received an increase in annual salary in the amount of $7,000, effective March 1, 2010, in lieu of reimbursement for these travel expenses.
(7)	Mr. Hollabaugh became an executive officer in December 2010 and thus, only his 2010 compensation is included in this table.
(8)	Includes $159,420 for commissions paid in 2010.
(9)	Includes $14,563 for automobile allowance and taxable automobile reimbursements, and $3,675 for 401(k) plan company contributions.

Other Compensation

In order to attract and retain employees and provide support in the event of illness or injury, we offer all of our employees, including executive officers, medical and dental coverage, disability insurance and life insurance. All of our executive officers are entitled to participate in these plans on substantially the same terms that apply to all of our employees.

We encourage saving for retirement through our 401(k) plan, to which we may make matching contributions. Employees may contribute up to the maximum voluntary deferral amount allowed by the Internal Revenue Service. As part of the March 2009 cost reduction measures undertaken by the Company, we suspended our 401(k) matching contribution program for all employees for 2009.

Outstanding Equity Awards at 2010 Fiscal Year End

Options Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (#) (1)
Eric A. Balzer							21,500	(2)	72,240
							17,500	(3)	58,800
	0		85,000	(4)	1.970	1/15/2020
	34,688		34,687	(5)	1.420	12/15/2018
	75,000		25,000	(6)	4.070	12/11/2017
	160,000		0		3.720	12/19/2016
	75,000		0		2.292	12/07/2015
	75,000		0		3.710	12/02/2014
	60,000		0		3.010	10/26/2014
	25,000	(7)	0		3.800	12/03/2012
	10,000	(7)	0		7.250	2/02/2011
Michael D. Hollabaugh							7,500	(2)	25,200
							13,000	(3)	43,680
	0		59,500	(4)	1.970	1/15/2020
	16,250		16,250	(5)	1.420	12/15/2018
	45,000		15,000	(6)	4.070	12/11/2017
	80,000		0		3.720	12/19/2016
	40,000		0		2.292	12/07/2015
	25,000		0		3.710	12/02/2014
	25,000		0		3.160	2/19/2014
	25,000		0		1.850	5/19/2013
William W. Staunton (8)							37,250	(2)	125,160
							32,000	(3)	107,520
	0		148,000	(4)	1.970	1/15/2020
	63,750		63,750	(5)	1.420	12/15/2018
	97,500		32,500	(6)	4.070	12/11/2017
	235,000		0		3.720	12/19/2016
	200,000		0		1.910	3/30/2016
	150,000		0		3.710	12/02/2014
	100,000		0		2.320	10/21/2013
	100,000		0		3.800	12/03/2012
	75,000		0		1.880	10/16/2011

(1)	Based on the closing price as reported on the Nasdaq Global Market on December 31, 2010 of $3.36.
(2)	Restricted stock awards that vest in three equal annual installments beginning one year from the grant date of December 15, 2008.
(3)	Restricted stock awards that vest in three equal annual installments beginning one year from the grant date of January 15, 2010.

(4)	Options granted on January 15, 2010, vesting in four equal annual installments beginning one year from the date of grant.
(5)	Options granted on December 15, 2008, vesting in four equal annual installments beginning one year from the date of grant.
(6)	Options granted on December 11, 2007, vesting in four equal annual installments beginning one year from the date of grant.
(7)	Options granted to Mr. Balzer during the time he served solely as a director of the Company.
(8)	Mr. Staunton resigned from his position as Chief Executive Officer with the Company on January 24, 2011. In accordance with the Company’s Amended and Restated 2005 Incentive Award Plan, all options that are exercisable on his termination date will expire ninety (90) days after such date, or on April 24, 2011. All options unexercisable on his termination date expired on such termination date. In addition, all unvested stock awards expired on his termination date.

Non-Equity Incentive Plan Compensation

In December 2009, the Committee and Board approved the financial targets and cash award opportunities and performance targets for our 2010 Annual Incentive Program (the “2010 Incentive Program”). Participants in the 2010 Annual Incentive Cash Bonus Program included our Chief Executive Officer, Chief Financial Officer and Chief Marketing Officer, in addition to one Senior Vice President, our Vice Presidents, and other non-executive employees.

The minimum and maximum compensation payouts under the financial component of the 2010 Incentive Program, which represented 66.6% of the variable cash compensation, would occur upon achievement of greater than 90% to 120% of the financial targets, respectively.

The financial component of the 2010 Incentive Program was based on the achievement of the following financial targets:

•	35% or greater year-over-year revenue growth; and

•	5.4% to 6.7% pre-tax net income as a percentage, excluding stock-based compensation expense.

The compensation payouts under the operational component of our 2010 Incentive Program, which represented 33.4% of the variable cash compensation potentially achievable for 2010, would occur upon achievement of the following operational goals (16.7% for each goal):

•	Execution of a foundry plan, which will be measured by the achievement of specific objectives within an established time line

•	Key product introductions.

Change-in-Control Agreements

In 2007, we entered into Change-in-Control Agreements, which we refer to as the change-in-control agreements, with Mr. Staunton, Mr. Balzer and Mr. Hollabaugh. We amended and restated these change-in-control agreements in December 2008 to address recently adopted tax regulations, but all other material terms and conditions remained the same. In 2011, the change-in-control agreement with Mr. Staunton was terminated. The following discussion thus relates to the change-in-control agreements with Messrs. Balzer and Hollabaugh.

We entered into the change-in-control agreements as a means to assure continuity of management and operations in the event of a change in control. The change-in-control agreements remain in effect until December 23, 2011, at which time they automatically renew for successive one-year terms unless notice of non-renewal is given ninety (90) days prior to such renewal date. No such notice has been given at this time.

Under the change-in-control agreements, in the event of termination of the executive’s employment by us or due to death or total disability of the executive officer within 12 months following a change in control (including termination by us within 60 days prior to the date on which a change-in-control occurs and such termination was at the request of a third party who had taken steps reasonably calculated to effect a change-in-control or otherwise arose in connection with and in anticipation of the change in control), other than for “cause,” or by the executive for “good reason,” each executive officer will receive:

•	A severance payment equal to two times for Mr. Balzer and one time for Mr. Hollabaugh, his current annual base salary;

•

For Mr. Balzer, an amount equal to the greater of either two times the bonus paid to the executive for the prior fiscal year or two times his target bonus for the year during which the change in control occurs; for Mr. Hollabaugh, an amount equal to the greater of the bonus paid to the executive for the prior fiscal year or his target bonus for the year during which the change in control occurs;

•	Immediate acceleration of vesting of all outstanding equity awards (stock options and restricted stock) held by the executive;

•

Reimbursement for up to 18 months for Mr. Balzer and 12 months for Mr. Hollabaugh, of continued eligibility to participate in medical and health benefit plans on the same terms and conditions in effect for the executive prior to his termination, plus the cash value of an additional 6 months of the same coverage; and

•	Reimbursement of any excise taxes imposed under Internal Revenue Code Section 280G.

As defined in the Agreements, a “Change-in-Control” generally includes the occurrence of any of the following: (i) any person becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of the Company; (ii) the approval by the Company’s stockholders of a merger of the Company with or into any other corporation of which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, unless (A) a majority of the members of the Company’s board of directors continue to be members of the board of directors of the surviving corporation, or (B) no entity or person following the merger owns greater than 50% of the outstanding securities of the surviving entity; (iii) a consolidation of the Company with any other corporation; (iv) sale or disposition of all or substantially all of the Company’s assets or the adoption of a plan of complete liquidation; or (v) the members of the Board of Directors or those Board members nominated by the Company for election to the Board cease for any reason to constitute a majority of the Board.

2010 COMPENSATION OF DIRECTORS

Cash Compensation

Directors who are not full-time employees of the Company are compensated for director services as authorized and approved by the full Board of Directors. Effective January 1, 2010, the directors received annual cash compensation, paid monthly, as follows:

Annual Cash Retainer ($)
Board Chairman	50,000
Board Members	17,500
Board meeting attendance - U.S.-based members only	1,500
Board meeting attendance - Foreign-based members only	2,500
Telephonic board meeting attendance	1,000
Audit Committee Chairman	15,000
Audit Committee members	6,000
Compensation Committee Chairman	7,000
Compensation Committee members	3,500
Nominating and Governance Committee Chairman	4,000
Nominating and Governance Committee members	2,000

The above compensation amounts were the same as those paid to the directors in 2009. Directors are also reimbursed for reasonable expenses for attending Board of Directors meetings. Non-employee directors were eligible to be granted stock awards under our Amended and Restated 2005 Incentive Award Plan.

In 2009, the Compensation Committee hired an independent executive compensation consultant, Compensia, to review market data and make recommendations regarding the competitiveness of our 2009 director compensation package. In the fourth quarter of 2008, Compensia reported the findings of its review directly to the Compensation Committee and provided relevant market data against which the competitiveness of our non-employee director cash and equity compensation was compared. Effective January 1, 2009, the annual cash retainer for non-employee directors was increased to $17,500.

Effective December 15, 2010, each non-employee director was granted an option to purchase 20,000 shares of stock at $3.63 per share, with a one-year vesting period. All new directors will receive a stock option for 40,000 shares with a vesting period of four equal annual installments over four years from the date of grant and a service condition.

Director cash and equity compensation is reviewed during the fourth quarter each year with changes in cash compensation made effective at the beginning of the next year. Equity grants are effective as of the fifteenth day of the calendar month in which the grant is approved if such approval date is on or before the fifteenth day of the calendar month. Equity grants are effective as of the fifteenth day of the immediately following calendar month if such approval date is after the fifteenth day of a calendar month in which the grant is approved.

Equity-Based Compensation

Except for the practice outlined above, we do not have a formal policy concerning the granting of equity awards to non-employee directors; however, we may consider adopting such a policy in the future.

Perquisites and Other Personal Benefits

We do not provide any quantifiable perquisites and other personal benefits to non-employee directors.

Director Compensation for 2010

Name	Fees Earned or Paid in Cash ($) (1)	Restricted Stock Awards ($)	Stock Option Awards ($) (2)(3)	All Other Compensation ($)	Total ($)
William G. Howard, Jr.	61,500	0	43,802	0	105,302
William L. George	35,000	0	43,802	0	78,802
Jack L. Saltich	42,000	0	43,802	0	85,802
Theodore J. Coburn	45,500	0	43,802	0	89,302
Eric Kuo	37,500	0	43,802	0	81,302

(1)	Consists of the amounts described above under “Cash Compensation” and individual committee membership.
(2)	On December 15, 2010, each director was granted an option for 20,000 shares with a vesting period and service condition of one year and an exercise price of $3.63, the closing price as reported on the Nasdaq Global Market on December 15, 2010.
(3)	Reflects the aggregate grant date fair value in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of these equity awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors, our chief accounting officer, and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) forms filed.

To our knowledge and based solely on our review of the copies of such forms received by us, and written representations from certain reporting persons that no other forms were required during the fiscal year ended December 31, 2010, all required Section 16 filers complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following are our relationships and related-party transactions between our Company and our officers, directors and principal stockholders or their affiliates. No new relationships and related-party transactions have been entered into since January 1, 2010.

Transactions involving the National Electrical Benefit Fund. The National Electrical Benefit Fund (the “Fund”) continues to be a principal stockholder of our Company.

Pursuant to a Stock and Warrant Purchase Agreement dated March 13, 1989 between the Company and the Fund, as amended, the Company agreed to pay to the Fund, for as long as the Fund owns at least 5% of the outstanding shares of the Company’s common stock, a reasonable monthly consulting fee of not more than $5,000 and to reimburse the

Fund for all out-of-pocket expenses incurred in monitoring the Fund’s investment in the Company. During 2010, the Company was obligated to pay to the Fund approximately $60,000 in payment of such fees and expenses.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Independent Auditors

The Audit Committee of the Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman PC as our independent auditors, to audit our consolidated financial statements for the year ending December 31, 2011. A representative of Ehrhardt Keefe Steiner & Hottman PC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The aggregate fees billed for professional services by EKS&H, relating to the audit of our 2010 and 2009 consolidated financial statements and the fees for other professional services billed in 2010 and 2009 were:

Type of Fee	2010	2009
Audit fees	$223,500	$233,500
All other fees	$4,500	$6,274

Audit Fees. EKS&H’s fees billed to us relating to the 2010 and 2009 annual audit services and the review of interim financial statements.

All Other Fees. EKS&H’s fees billed to us during 2010 and 2009 for Securities and Exchange Commission filings and out of pocket expenses not included in the audit fees category.

Financial Information Systems Design and Implementation Fees. EKS&H did not render any professional services to us in 2010 and 2009 with respect to financial information systems design and implementation.

The Audit Committee has established a policy whereby the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent auditors in accordance with a prior description of the services to be performed and specific estimates for each such services. The Audit Committee pre-approved all of the services performed by EKS&H during fiscal 2010 and 2009.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT

AUDITORS NAMED ABOVE

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for overseeing management’s financial reporting practices and internal controls and audit function. During 2010, the Audit Committee was composed of three outside, independent directors, all of whom meet the independence requirements of applicable Securities and Exchange Commission rules and regulations and listing requirements of NASDAQ. During 2010, Mr. Theodore J. Coburn was the Audit Committee financial expert as defined under applicable Securities and Exchange Commission rules and was also deemed to be a financially sophisticated Audit Committee member under applicable NASDAQ rules. The Audit Committee operates under a written charter reviewed by the Board of Directors. The charter is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission and NASDAQ. The Audit Committee Charter is available on our website at www.ramtron.com.

In connection with our consolidated financial statements for the fiscal year ended December 31, 2010, the Audit Committee has:

•

Reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2010 with our independent registered public accounting firm and our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements.

•	Discussed with the independent registered public accounting firm matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

•

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

Based on these actions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Theodore J. Coburn, Chair

William G. Howard, Jr.

Jack L. Saltich

OTHER MATTERS

We currently know of no matters to be submitted at the Annual Meeting other than those described herein. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

FORM 10-K

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, RAMTRON INTERNATIONAL CORPORATION, 1850 RAMTRON DRIVE, COLORADO SPRINGS, COLORADO 80921.

By Order of the Board of Directors

Eric A. Balzer
Secretary

Colorado Springs, Colorado

April 21, 2011

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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., MDT, on June 6, 2011.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Vote by Internet

Log on to the Internet and go to www.envisionreports.com/RMTR

Follow the steps outlined on the secured website. Vote by telephone

Call toll free 1 -800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

03—William L. George 06—Eric Kuo

02—Eric A. Balzer

05—Theodore J. Coburn

1. Election of Directors—Nominees: For Withhold For Withhold For Withhold

01—William G. Howard, Jr. 04—Jack L. Saltich

For Against Abstain

2. Approval of Appointment of Independent Auditors: To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors of the Company for the fiscal year ending December 31, 2011.

Other business as may properly come before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Ramtron International Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2011 Annual Meeting of Stockholders

The undersigned stockholder of Ramtron International Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2011, and hereby appoints Gery E. Richards and Eric A. Balzer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held June 7, 2011, at 10:30 a.m., local time, at the Residence Inn by Marriott, 9805 Federal Drive, Colorado Springs, Colorado 80921, and at any adjournment(s) thereof, and to vote all shares of common stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth on reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorney-in-fact hereunder.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

DO NOT FOLD, STAPLE OR MUTILATE.

(To be Signed on Reverse Side) SEE REVERSE SIDE